EX-99(8)(p)(ii)


                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT ("Amendment") is made as of this 1st day of May, 2005, by and between JEFFERSON NATIONAL LIFE INSURANCE COMPANY ("Company") and CITIGROUP GLOBAL MARKETS, INC. ("Distributor"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

                                    RECITALS

WHEREAS, the Company and Distributor are parties to a certain Participation Agreement dated May 1, 2004 (the "Agreement) in connection with the participation of the Funds in Contracts offered by the Company; and

WHEREAS, the parties desire to supplement the Agreement as provided herein to expand the number of Funds in Contracts offered by the separate accounts of the Company;

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows: 1. SCHEDULE A. Schedule A thereto is hereby amended in its entirety to read as follows:

                                   SCHEDULE A

           ACCOUNT(S)                       CONTRACT(S)                            DESIGNATED PORTFOLIO(S)
                                                                   SALOMON BROTHERS VARIABLE STRATEGIC BOND FUND (CLASS I)
                                                                   SALOMON BROTHERS VARIABLE ALL CAP FUND (CLASS I)
                                                                   SALOMON BROTHERS VARIABLE LARGE CAP GROWTH FUND (CLASS I)
                                                                   SALOMON VARIABLE TOTAL RETURN FUND (CLASS I)
                                                                   SALOMON BROTHERS VARIABLE HIGH YIELD BOND FUND (CLASS I)
                                                                   SALOMON BROTHERS VARIABLE AGGRESSIVE GROWTH FUND (CLASS I)
                                                                   SB GOVERNMENT PORTFOLIO (CLASS I)

ACCOUNT(S)                                                         FORM #

- Jefferson National Life Annuity Account C                        22-4025 (Individual)
                                                                   32-4000 (Group)
- Jefferson National Life Annuity Account E                        22-4047/32-4003 (Achievement)
                                                                   22-4048/32-4002 (Educator)
- Jefferson National Life Annuity Account F                        22-4061
- Jefferson National Life Annuity Account G                        22-4056; JNL-2300
- Jefferson National Life Annuity Account H                        CVIC-2000 or -2001(state specific)
- Jefferson National Life Annuity Account I                        CVIC-2004 or -2005(state specific)
- Jefferson National Life Annuity Account J                        JNL-2100
- Jefferson National Life Annuity Account K                        JNL-2200
- Jefferson National Life Account L                                CVIC-1001 and -1003

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

2. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.

JEFFERSON NATIONAL LIFE INSURANCE COMPANY
By: ___________________________________
Name: Craig A. Hawley
Title: General Counsel and Secretary

CITIGROUP GLOBAL MARKETS, INC.
By: ___________________________________
Name: _________________________________
Title: ________________________________





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